As Filed With the Securities and Exchange Commission on August 20, 1997

                                                   Registration No.




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                           COLUMBIA LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                  59-2758596
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)              Identification No.)


                            2665 SOUTH BAYSHORE DRIVE
                              MIAMI, FLORIDA 33133
                                 (305) 860-1670
                    (Address of Principal Executive Offices)


                         1996 LONG-TERM PERFORMANCE PLAN
                              (Full title of plan)


                           Norman M. Meier, President
                           Columbia Laboratories, Inc.
                            2665 South Bayshore Drive
                              Miami, Florida 33133
                                 (305) 860-1670

                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Stephen M. Besen, Esq.
                             Weil, Gotshal & Manges
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8574

                         CALCULATION OF REGISTRATION FEE


    TITLE OF                                    PROPOSED MAXIMUM           PROPOSED MAXIMUM
   SECURITIES               AMOUNT TO BE         OFFERING PRICE            AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED             REGISTERED           PER SHARE (1)                PRICE (1)          REGISTRATION FEE
-----------------         ---------------     ------------------         --------------------     ----------------
Common Stock, par
  value $.01 per             3,000,000
  share                         shares           $16,625                           $49,875         $ 15,113.63


(1) Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average high and low prices for the Registrant's Common Stock reported on the American Stock Exchange on August __, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 (a) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

         b) The Company's Proxy Statement dated August 26, 1996 for the annual meeting of shareholders held on October 2, 1996.

         c)  The Company's Form 10-Q for the three months ended March 31, 1997.

         d)  The Company's Form 10-Q for the six months ended June 30, 1997.

         d) The description of the Company's common stock contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 dated April 11, 1997 (Registration No. 333-02427).


All documents subsequently filed by the Company with the Securities and Exchange Commission pursuant to Section 13 (a), 13 (c) , 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be apart thereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

The description of the Company's common stock, contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 dated April 11, 1997 (Registration No. 333-02427) is incorporated by reference and contains the information required by Item 202 of Regulation S-K.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Delaware General Corporation Law and the Company's Restated and Amended Certificate of Incorporation, the Company has agreed to indemnify its directors and officers against liabilities which they may incur while serving as directors or officers of the Company, including liabilities arising under the Securities Act. Under the Company's Restated and Amended Certificate of Incorporation, the Company has limited the extent to which a director of the Company may be liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director to the extent permitted by Section 102
(b) (7) of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains an insurance policy for directors and officers that may insure them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Inapplicable.


ITEM 8. EXHIBITS.

         The following are filed herewith as part of this Registration
Statement:

EXHIBIT NO.                                     EXHIBIT
-----------                                     -------
  4.1     1996   Long-term   Performance   Plan  is   incorporated   by
          reference to the Company's  Proxy  Statement dated August 26,
          1996

  5.1 Opinion of Weil, Gotshal & Manges as to the legality of the securities being registered

 23.1     Consent of Arthur Andersen LLP

 23.2 The consent of Weil, Gotshal & Manges, to the use of their opinion as an exhibit to this Registration
          Statement is included in their opinion filed herewith as Exhibit 5.1

  25      Power of attorney is included on the signature page included herein


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on August 14, 1997.

                                     COLUMBIA LABORATORIES, INC.


                                     By:  /S/ MARGARET J. ROELL
                                       ------------------------------------
                                          Margaret J. Roell, Vice President


         Know all persons by these presents, that each person whose signature appears below constitutes and appoints Norman M. Meier or Margaret J. Roell his attorney-in-fact, with power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ NORMAN M. MEIER                         President, Chief Executive                  August 18, 1997
--------------------------------            Officer, Director
Norman M. Meier                             (Principal Executive Officer)


/S/ WILLIAM J. BOLOGNA                      Chairman of the Board of Directors          August 18, 1997
--------------------------------
William J. Bologna


/S/ NICHOLAS A. BUONICONTI                  Vice Chairman of the Board of Directors     August 14, 1997
-----------------------------------         Chief Operating Officer
Nicholas A. Buoniconti


/S/ MARGARET J. ROELL                       Vice President-Finance and                  August 14, 1997
---------------------------------           Administration, Chief Financial
Margaret J. Roell                           Officer, Treasurer and Secretary
                                            (Principal Financial and Accounting
                                            Officer)


/S/ JEAN CARVAIS                            Director                                    August 15, 1997
------------------------------
Jean Carvais


/S/ IRWIN L. KELLNER                        Director                                    August 15, 1997
------------------------------
Irwin L. Kellner


                                            Director                                    August __, 1997
-----------------------------
Lila E. Nachtigall


                                            Director                                    August __, 1997
------------------------------
Robert C. Strauss

                                 EXHIBIT INDEX

EXHIBIT   DESCRIPTION
-------   -----------
  5.1 Opinion of Weil, Gotshal & Manges as to the legality of the securities being registered

 23.1     Consent of Arthur Andersen LLP